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                                                                    EXHIBIT 99.1




     LASERCARD CORPORATION REPORTS FINANCIAL RESULTS FOR FY06 FIRST QUARTER

MOUNTAIN VIEW, CALIF. - JULY 28, 2005 - LaserCard Corporation (NASDAQ:LCRD), a leading supplier of ID credentials used in biometric identification, today announced the financial results for its fiscal 2006 first quarter ended June 30, 2005.

Revenues for the first quarter of fiscal 2006 were $7.0 million, compared with $8.7 million in the same quarter a year ago. The net loss for the first quarter of fiscal 2006 was $1.7 million, or a loss of $0.15 per share, compared with a net loss of $1.5 million or a loss of $0.14 per share, in the same quarter a year ago.

LaserCard(R) optical memory card revenues for the quarter were $3.9 million compared with $5.6 million last year. Revenues from LaserCard(R) read/write drives, drive accessories and maintenance were approximately $300,000, for the just completed quarter and in the same quarter a year ago. Revenues from specialty cards and printers totaled $2.8 million, the same as last year.

CASH
LaserCard Corporation's cash, cash equivalents, short-term investments and long-term investments (the long-term investments have original maturities ranging from 1 to 2.5 years) were $16.1 million at June 30, 2005 compared with $16.4 million at March 31, 2005.

"We received orders totaling $9.7 million in our first quarter," said Richard Haddock, chief executive officer of LaserCard Corporation. "We are pleased that orders and shipments of optical memory cards for use in the Green Card and LaserVisa Border Crossing Card programs have returned to levels more consistent with government issuance rates."

EARNINGS RESULTS CONFERENCE CALL
LaserCard will hold a conference call to discuss the company's fiscal 2006 first quarter results today, July 28, 2005, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. For access to the conference call, please call 210-234-0004 by 1:50 p.m. Pacific Time. A taped replay of the call will be available for one week. To access the replay, please call 203-369-1691. You will need to reference the passcode "LaserCard" and the conference leader "Richard Haddock." To listen to the call via the Internet, please log on to: www.lasercard.com or www.vcall.com. The Internet Webcast will be archived for one year.

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ABOUT LASERCARD CORPORATION
LaserCard Corporation (www.lasercard.com) manufactures and markets LaserCard(R) optical memory cards, chip-ready Optical/Smart(TM) cards and other advanced-technology secure identification cards. The Company has sold over 28 million secure ID cards to meet the demanding requirements for border security, immigration and national identification in countries around the world, including the United States, Canada, and Italy. In addition, the Company manufactures optical card read/write drives and develops optical card system software, card-related ID subsystems and peripherals. The Company, headquartered in Mountain View, Calif., operates two wholly owned German subsidiaries: Challenge Card Design Plastikkarten GmbH, which manufactures advanced-technology cards; and cards & more GmbH, which markets cards, system solutions, and card personalization printers.


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                          LASERCARD CORPORATION AND SUBSIDIARIES
                 SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                         (In thousands, except per share amounts)


                                                               Three months ended
                                                          6/30/2005           6/30/2004
                                                       --------------      --------------
Revenues                                                $      6,994        $      8,710

Cost of product sales                                          5,154               6,366
                                                       --------------      --------------

Gross profit                                                   1,840               2,344
                                                       --------------      --------------
Selling, general, and administrative expenses                  3,131               3,034

Research and engineering expenses                                499                 851
                                                       --------------      --------------

Operating loss                                                (1,790)             (1,541)

Other income, net                                                 96                  23
                                                       --------------      --------------

Loss before income taxes                                      (1,694)             (1,518)

Income taxes                                                      --                  26
                                                       --------------      --------------

Net loss                                                $     (1,694)       $     (1,544)
                                                       ==============      ==============
Net loss per share:
      Basic and diluted                                 $      (0.15)       $      (0.14)
                                                       ==============      ==============

Weighted-average shares used in
computing basic and diluted, net loss per share:              11,345              11,407
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                                   LASERCARD CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (In thousands, except share and per share amounts)


                                                                                 JUNE 30,        March 31,
                                                                                   2005            2005
                                                                              --------------  --------------
                                                   ASSETS
Current assets:
   Cash and cash equivalents                                                   $      1,674    $      3,965
   Short-term investments                                                            11,950           6,150
   Accounts receivable, net                                                           2,490           1,934
   Inventories                                                                        8,408           7,909
   Prepaid and other current assets                                                     824           1,352
                                                                              --------------  --------------
        Total current assets                                                         25,346          21,310
                                                                              --------------  --------------

Property and equipment, net                                                          12,240          12,532
Long-term investments                                                                 2,500           6,300
Equipment held for resale                                                             5,173           4,061
Patents and other intangibles, net                                                      925             923
Goodwill                                                                              3,321           3,321
Notes receivable                                                                        206             220
Other non-current assets                                                                158             101
                                                                              --------------  --------------
        Total assets                                                           $     49,869    $     48,768
                                                                              ==============  ==============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                            $      2,110    $      2,105
   Accrued liabilities                                                                1,943           2,312
   Deferred tax liability                                                               599             641
   Advance payments from customers                                                    1,944           1,167
   Deferred revenue                                                                     609             539
                                                                              --------------  --------------
Total current liabilities                                                             7,205           6,764
                                                                              --------------  --------------

Advance payments from customers                                                      15,500          13,000
Deferred revenue                                                                      2,000           2,000
Deferred rent                                                                           384             326
                                                                              --------------  --------------
        Total liabilities                                                      $     25,089    $     22,090
                                                                              --------------  --------------

Commitments and contingencies

Stockholders' equity:
   Common stock                                                                         114             114
   Additional paid-in capital                                                        54,155          54,155
   Accumulated deficit                                                              (28,839)        (27,145)
   Accumulated other comprehensive income                                                 5             209
   Treasury stock                                                                      (655)           (655)
                                                                              --------------  --------------
        Total stockholders' equity                                                   24,780          26,678
                                                                              --------------  --------------

               Total liabilities and stockholders' equity                      $     49,869    $     48,768
                                                                              ==============  ==============
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